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                                                                   Exhibit 3-292
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o
                     The Commonwealth of Massachusetts

                               JOHN F. X. DAVOREN
                         Secretary of the Commonwealth

                                  STATE HOUSE
                                 BOSTON, MASS.
                            ARTICLES OF ORGANIZATION

                             (Under G.L. Ch. 156B)

              Name

 (including given name in full)             POST OFFICE ADDRESS

    We, S. Joseph Solomont                  170 Merrimack St. Lowell, Mass.

        S. B. Solomont                      170 Merrimack St. Lowell, Mass.

        Meyer Solomont                      170 Merrimack St. Lowell, Mass.


do hereby associate ourselves as incorporators with the intention of forming a corporation under the provisions of General Laws, Chapter 156B.

1.   The name by which the corporation shall be known is:


                        WILLOW MANOR NURSING HOME, INC.


2.   The purposes for which the corporation is formed are as follows:

     To own, operate and maintain a convalescent and nursing home at 30 Princeton Boulevard, Lowell, Massachusetts, and to do all things necessary and incidental thereto.










NOTE: If provisions for which the space provided under Articles 2, 4, 5 and is not sufficient additions should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each Article where the provision is set out. Continuation sheets shall be on 81/2" x 11" paper and must have a left hand margin 1 Inch wide for binding. Only one side should be used.
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3.   The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

     CLASS OF STOCK      WITHOUT PAR VALUE               WITH PAR VALUE
                         NUMBER OF SHARES      NUMBER OF SHARES    PAR    AMOUNT
                                                                  VALUE
Preferred                     None                  None
-------------------------------------------------------------------------------

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Common                        7500                  XXXX
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

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established: None

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows: As provided in By-Laws

*6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class stockholders: None




*If there are no provisions state "None".
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7.   The first meeting of the incorporators was duly held on the 24th day of
     June, 1969 at which by-laws of the corporation were duly adopted and at which the initial directors, president, treasurer and clerk, whose names are set out below, were duly elected.

8. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

     a. The post office address of the initial principal office of the corporation in Massachusetts is: 30 Princeton Boulevard, Lowell, Massachusetts

     b. The name, residence and post office address of each of the initial directors and following officers of the corporation elected at the first meeting are as follows:

                   NAME                  RESIDENCE        POST OFFICE ADDRESS
President: Sy B. Solomont       549 Westford Street      170 Merrimack Street
                                Lowell, Massachusetts    Lowell, Massachusetts

Treasurer: S. Joseph Solomont   121 Bonad Road           170 Merrimack Street
                                Chestnut Hill, Mass.     Lowell, Massachusetts

Clerk:     Meyer Solomont       37 Lincoln Parkway       170 Merrimack Street
                                Lowell, Massachusetts    Lowell, Massachusetts

Directors: Sy B. Solomont       549 Westford Street      170 Merrimack Street
                                Lowell, Massachusetts    Lowell, Massachusetts

           S. Joseph Solomont   121 Bonad Road           170 Merrimack Street
                                Chestnut Hill, Mass.     Lowell, Massachusetts

           Meyer Solomont       37 Lincoln Parkway       170 Merrimack Street
                                Lowell, Massachusetts    Lowell, Massachusetts

     c. The date initially adopted on which the corporation's fiscal year ends is: Calendar Year


     d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is: Third Tuesday in March


     e. The name and business address of the registered agent, if any, of the corporation are: None


   IN WITNESS WHEREOF, and under the penalties of perjury, we, the above-named INCORPORATORS, hereto sign our names, this 24th day of June 1969.


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